UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. _______)

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement.

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☐	Definitive Additional Materials.

☒	Soliciting Material Pursuant to § 240.14a-12.

On2 Technologies, Inc.

 (Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

This filing consists of a publicly available blog entry posted to http://www.on2.com/blog/ on August 5, 2009.

Google and On2 to Improve Video Quality on the Web
by John Luther on August 5, 2009

You may have heard the news that Google is acquiring On2 Technologies, pending On2 stockholder approval, regulatory clearances and the satisfaction of other conditions. We’re thrilled to become part of the Google family which will offer us an even greater opportunity to use our expertise to improve video quality on the web. Google has also blogged about the deal.

As our CEO said earlier today, “We believe that Google shares our ambitions and knows that our products and expertise, combined with Google’s globally recognized brand, ingenuity and resources, will create an incredible team.”

In the meantime, we expect nothing to change for our customers and partners. We’ll continue to do our best to provide the great technology and service that our customers expect, and we look forward to signing on the next generation of customers to On2 video. We remain as committed as ever to serving you.

We very much want to keep our customers and stockholders informed as the transaction proceeds.

Additional Information and Where to Find It
Google plans to file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 in connection with the transaction, which will include a Proxy Statement of On2 that also constitutes a Prospectus of Google. On2 will mail the Proxy Statement/Prospectus to its stockholders in connection with the transaction. The Registration Statement and the Proxy Statement/Prospectus will contain important information about Google, On2, the transaction and related matters. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they are available. Investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus and other documents filed with the SEC by Google and On2 through the web site maintained by the SEC at www.sec.gov and by contacting Google Investor Relations at +1-650-253-7663 or On2 Investor Relations at +1-518-881-4299. In addition, investors and security holders will be able to obtain free copies of the documents filed with the SEC on Google’s website at investor.google.com and on On2’s website at www.on2.com.

Participants in the Solicitation
Google, On2 and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Google’s executive officers and directors is included in Google’s definitive proxy statement, which was filed with the SEC on March 24, 2009, and information regarding On2’s executive officers and directors is included in On2’s definitive proxy statement, which was filed with the SEC on April 7, 2009. The Proxy Statement / Prospectus for the proposed transaction will provide more information about participants in the solicitation of proxies from On2 stockholders, which participants may have interests different from On2 stockholders generally. You can obtain free copies of these documents from Google or On2 using the contact information above.

Caution Concerning Forward-Looking Statements
This document includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected timing of the acquisition, Google’s and On2’s ability to close the acquisition, and the expected benefits of the acquisition. These statements are based on the current expectations or beliefs of managements of Google Inc. and On2 Technologies, Inc., and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to (1) changes in economic, business, competitive, technological and/or regulatory factors, (2) failure to receive the required stockholder and regulatory approval for the acquisition, (3) failure to compete successfully in this highly competitive and rapidly changing marketplace, (4) failure to retain key employees, and (5) other factors affecting the operation of the respective businesses of Google and On2. More detailed information about these and other factors that may affect current expectations may be found in filings by Google or On2, as applicable, with the Securities and Exchange Commission, including their respective most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Google and On2 are under no obligation to, and expressly disclaim any such obligation to, update or alter their respective forward-looking statements, whether as a result of new information, future events, or otherwise.